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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                             VITAMINSHOPPE.COM, INC.
               --------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not applicable
       ------------------------------------------------------------------
          (Name of Person(s) Filing Proxy Statement, if Other Than the
                                   Registrant)

Payment of filing fee (check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, schedule or registration statement No.:

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(3)  Filing party:

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(4)  Date filed:

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FOR IMMEDIATE RELEASE



Contact:

VitaminShoppe.com, Inc.
Denise Treco, Director, Corp. Comm
(212) 515-5920
dtreco@vitaminshoppe.com

GCI Group
Robert Ferris (investors)
(212) 537-8025
rferris@gcigroup.com


                    VITAMINSHOPPE.COM, INC. ANNOUNCES REQUEST
                           FOR EXTENSION OF DELISTING

New York, February 12, 2001 - VitaminShoppe(TM).com, Inc. (NASDAQ: VSHP) today announced that it has requested an oral hearing before the Nasdaq Listing Qualification Panel to extend the time at which VitaminShoppe.com's Class A common stock would be delisted from the Nasdaq National Market. Nasdaq had notified the Company that it intended to delist the securities effective February 12, 2001. VitaminShoppe.com is requesting that the delisting be extended until the earlier of April 12, 2001 or the closing of VitaminShoppe.com's proposed merger with and into Vitamin Shoppe Industries Inc. VitaminShoppe.com's request for the oral hearing stays the delisting of its Class A common stock pending the final determination by the Nasdaq Listing Qualification Panel. The hearing date has not yet been set. VitaminShoppe.com previously announced that it had executed a definitive Agreement and Plan of Merger with Vitamin Shoppe Industries, Inc.

VitaminShoppe.com is a leader in the online sale of products related to healthy living.

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                                      * * *

This press release is not an offer or the solicitation of an offer to buy any securities of VitaminShoppe.com, and no such offer or solicitation will be made except in compliance with applicable securities laws.

Forward-Looking Statements: The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding VitaminShoppe.com, Inc.'s beliefs, expectations, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to VitaminShoppe.com, Inc. as of the date hereof. VitaminShoppe.com, Inc. assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those set forth in such forward-looking statements. These and other risks and uncertainties relating to VitaminShoppe.com, Inc. are detailed in VitaminShoppe.com Inc.'s Prospectus related to VitaminShoppe.com, Inc.'s initial public offering dated October 8, 1999 filed with the Securities and Exchange Commission, and other reports filed by VitaminShoppe.com, Inc. from time to time with the Securities and Exchange Commission. VitaminShoppe.com undertakes no obligation to revise the forward-looking statements contained herein to reflect such events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investors and security holders of VitaminShoppe.com are advised to read the proxy statement regarding the proposed merger when it becomes available because it will contain important information about the transaction. Investors and security holders may obtain a copy of the proxy statement and other documents filed by VitaminShoppe.com when they are filed with the Securities and Exchange Commission. These documents are available free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and from VitaminShoppe.com.

VitaminShoppe.com and each of its executive officers and directors may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in its proxy statements for its Meeting of Stockholders filed with the Securities and Exchange Commission, which is available free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and from VitaminShoppe.com.